Exhibit 10.35

2ND TERRACE WEST, CENTREVILLE

P.O. BOX N-7755

NASSAU, BAHAMAS

TEL. (242) 326 2150

FAX. (242) 326 2151

April 17, 2007

Board of Directors

Moscow CableCom Corp.

590 Madison Ave 38th Floor

New York, NY 10022

Re:	Moscow CableCom Corp.

Dear Board of Directors of Moscow CableCom Corp.:

This is a guarantee by Renova Industries Ltd., of the commitment of Renova Media Enterprises Ltd., on behalf of itself and its affiliates (collectively, “Renova Media”) set forth in that certain letter dated April 17, 2007, to you (the “Commitment Letter”).

If Renova Media does not provide sufficient funding to Moscow CableCom Corp (“MOCC”) and/or its subsidiaries to ensure that its operations will continue uninterrupted for a period of one year from the Company’s filing with the SEC of its Form 10-K for the period ending December 31, 2006 as required by the Commitment Letter, then MOCC may request in writing that Renova Industries Ltd. provide such funding. Within ten (10) days after receipt of such written request, Renova Industries Ltd. shall provide such funding to MOCC.

The guarantee provided in this letter shall expire one year from the date MOCC filed with the SEC its Form 10-K for the period ending December 31, 2006.

Renova Industries Ltd.		Moscow CableCom Corp.

/s/ Marco Montanari		/s/ Andrew M. O’Shea
By:		By:
Name:	Marco Montanari	Name:	Andrew M. O’Shea
Title:	Director	Title:	Secretary